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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Pegasus Systems, Inc. dated April 3, 2000 of our reports dated February 21, 2000 and contained in Registration Statement No. 333-92683 of Pegasus Systems, Inc. on Form S-4 under the Securities Act of 1933 insofar as such reports relate to the financial statements and financial statement schedules of REZ, Inc. (previously REZsolutions, Inc.) as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999.

DELOITTE & TOUCHE LLP
Phoenix, Arizona
May 12, 2000